UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 7, 2004

ChipPAC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31173	77-0463048

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47400 Kato Road, Fremont California 94538

(Address of principal executive offices, including zip code)

(510) 979-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

ChipPAC, Inc.’s parent company, STATS ChipPAC Ltd. (“STATS ChipPAC” — NNM: STTS and SGX: ST Assembly), announced today that ChipPAC, Inc.’s wholly owned subsidiary ChipPAC International Company Limited (“ChipPAC International”) commenced a cash tender offer on September 3, 2004 relating to any and all of ChipPAC International’s outstanding $165,000,000 aggregate principal amount of 12-3/4% Senior Subordinated Notes due 2009 (the “ Notes”). In conjunction with the tender offer, ChipPAC International is also soliciting consents to adopt proposed amendments to the indenture under which the Notes were issued that would eliminate substantially all restrictive covenants and certain event of default provisions.

Item 9.01. Financial Statements And Exhibits

     (c) Exhibits.

Exhibit
No.	Description
99.1	Press release issued by STATS ChipPAC Ltd. dated September 7, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, as of September 15, 2004.

CHIPPAC, INC. (Registrant)
By:	/s/ DREW DAVIES
Drew Davies
Corporate Secretary

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EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release issued by STATS ChipPAC Ltd. dated September 7, 2004.

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